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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 18, 2001

INTERDENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

000-25549	95-4710504
(Commission File Number)	(I.R.S. Employer Identification No.)

222 North Sepulveda Boulevard
Suite 740
El Segundo, California 90245-4340
(Address of Principal Executive Offices) (Zip Code)

(310) 765-2400
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

    On June 1, 2001, InterDent, Inc. ("InterDent" or the "Company") completed the sale of its East Coast division, which includes Dental Care Alliance, Inc. ("DCA") and assets used in the operation and management of certain dental practices owned by InterDent's subsidiaries, DentalCo Management Services of Maryland, Inc. ("DentalCo") and Gentle Dental Service Corporation ("GDSC"), to Mon Acquisition Corp. ("Mon"), a group led by Steven Matzkin, DDS. The sale was effective as of May 31, 2001. Dr. Matzkin will remain on the InterDent board of directors and has resigned as President of InterDent. David Nichols and Mitch Olan, both of whom are officers of DCA, are also associated with Mon and have resigned as officers of InterDent.

    On April 17, 2001, InterDent signed two purchase agreements to sell the East Coast division for an aggregate sale price of $36 million, including the assumption of debt by Mon, in two phases. Under the terms of the Asset Purchase Agreement by and among InterDent, GDSC, DentalCo and Mon, InterDent completed the sale of the assets used in the management and operation of two practices from the East Coast division—Mid-Atlantic Dental Associates of Annapolis and Mid-Atlantic Dental Associates of Cross Keys—in an initial transaction for $2 million, which was consummated on May 17, 2001.

    Under the Purchase Agreement by and among InterDent, GDSC, DentalCo and Mon, all of the stock of DCA and the assets used in the operation and management of the remaining practices of the East Coast division were sold to Mon in a subsequent transaction that closed on June 1, 2001. The purchase price for the transactions under the Purchase Agreement was $34 million, including the assumption of debt. The terms of the Purchase Agreement also required Dr. Matzkin and certain other officers of DCA to transfer to InterDent an aggregate of 963,265 shares of InterDent common stock owned by them. InterDent has retained an option to repurchase all of the assets of Mon at a future date. The terms of the purchase agreements were the result of arms-length negotiations, and InterDent's Board of Directors and a Special Committee of the Board of Directors obtained an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. stating that the consideration to be received by the Company under the purchase agreements is fair from a financial point of view.

    The press release dated June 5, 2001 announcing the consummation of these transactions is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

    (b)
    Pro forma financial information: Not filed herewith; to be filed by amendment. Pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K, the Registrant hereby undertakes to file such information required by this item by amendment within 60 days of June 18, 2001.

    (c)
    Exhibits
2.1	Asset Purchase Agreement dated April 17, 2001 by and among InterDent, Inc., Gentle Dental Service Corporation, DentalCo Management Services of Maryland, Inc. and Mon Acquisition Corp.
2.2	Purchase Agreement dated April 17, 2001 by and among InterDent, Inc., Gentle Dental Service Corporation, DentalCo Management Services of Maryland, Inc. and Mon Acquisition Corp.
99	Text of Press Release dated June 5, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDENT, INC.
Date: June 18, 2001	By:	/s/ MICHAEL T. FIORE Michael T. Fiore Co-Chairman and Chief Executive Officer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURE